EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-222647) of Avaya Holdings Corp. of our reports dated December 21, 2018 relating to the financial statements, which appear in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
December 21, 2018